Registration File No.: 333-147959

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-1

REGISTRATION STATEMENT under THE SECURITIES ACT OF 1933

WRITERS’ GROUP FILM CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	7812	56-2646829
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

1752 East Avenue J  #266
Lancaster, CA  93535
(213) 694-1888
(Address Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Tal L. Kapelner
President
1752 East Avenue J  #266
Lancaster, CA  93535
(213) 694-1888
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Approximate date of proposed sale to the public: Not applicable

If any of the securities on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐
Accelerated filer ☐
Non-accelerated filer  ☐
(Do not check if a smaller reporting company)
Smaller reporting company  ☒

DEREGISTRATION OF SECURITIES

    Writers’ Group Film Corp. (the "Registrant") registered 10,000,000 shares of its Common Stock on this Registration Statement (File No. 333-147959), initially filed with the Securities and Exchange Commission on December 10, 2007, with amendments filed on December 14, 2007, January 29, 2008 and April 1, 2008. As of the date of this Post Effective Amendment No. 1, of the original 10,000,000 shares originally registered, the Registrant sold 15,000 shares of Common Stock pursuant to this Registration Statement. The offering was terminated on July 30, 2008. The Registrant hereby files this Post-Effective Amendment No. 1 for the purpose of deregistering all remaining 9,985,000 shares of Common Stock registered pursuant to this Registration Statement which were not sold pursuant to such Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lancaster, State of California on December 19, 2008.

WRITERS’ GROUP FILM CORP.

By:
Tal L. Kapelner
President

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated:

Tal L. Kapelner
President and Chairman of the Board of Directors, Principal Executive
Officer, Principal Financial Officer, Principal Accounting Officer

December 19, 2008

/s/ Ariella Kapelner
Ariella Kapelner
Vice-President, Treasurer and a Director

December 19, 2008

The above two persons constitute a majority of the Board of Directors.